UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported July 24, 2008)

CARAUSTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-20646	58-1388387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Austell Powder Springs Road, Suite 300 Austell, Georgia	30106-3227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 948-3101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

See Item 2.01 below, which is incorporated into this Item by reference.

Item 1.02.	Termination of a Material Definitive Agreement

See Item 2.01 below, which is incorporated into this Item by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On July 24, 2008, Caraustar Industries, Inc. (“Caraustar” or the “Company”) completed the sale of its 50% membership interest in Premier Boxboard LLC (PBL) to its joint venture partner, Temple-Inland, Inc. (“Temple”), (the “Transaction”). The sale was made pursuant to an agreement for purchase and sale of partnership interests dated July 24, 2008 (the “Purchase Agreement”) among Caraustar, Temple and or certain of their subsidiaries. Pursuant to the Purchase Agreement, Temple purchased the Company’s 50% membership interest for $62 million, which was paid at closing, and assumed the Company’s share of PBL’s debt of approximately $25 million. The Company used the proceeds of the sale to repay all outstanding debt under its Senior Credit Facility – comprised of the term loan and a revolving credit facility – of approximately $34 million. Excess proceeds of approximately $28 million as well as the availability under the revolving line of credit will be available to the Company for working capital and debt repayment needs. On July 23, 2008, PBL made the final dividend distribution to Caraustar and Temple in the amount of $1.6 million. This final distribution was made in full and complete satisfaction of the Company’s right to receive any other distribution or payment from PBL. Pursuant to the Purchase Agreement, the Company agreed to certain indemnification obligations related to certain representations and warranties, which obligations have a two year survival period. The Company does not consider these obligations material.

On July 24, 2008, the Company also amended its Senior Credit Facility, originally dated March 30, 2006, with Bank of America, N.A. The Consent and Fourth Amendment to Amended and Restated Credit Agreement (the “Amendment”) allowed, among other things, for the Company to repurchase its debt as long as the Company meets certain covenants, including: (i) maintenance of an average daily availability under the Senior Credit Facility greater than $25 million for the 90 days prior to any such prepayment of any debt and as measured immediately after giving effect to such prepayment; and, there is no default or event of default immediately preceding or immediately subsequent to such prepayment .. The Amendment also changed the applicable margins in the pricing grid. Outstanding principal under the revolver initially bears interest at a rate equal to, at the Company’s option, either (1) the base rate plus .50% or (2) the adjusted one, two, three, or six-month LIBOR rate plus 2.00%. Pricing under the Senior Credit Facility is determined by reference to a pricing grid under which margins shall be adjusted prospectively on a quarterly basis as determined by the average availability and fixed charge coverage ratio measured as of the last day of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2008. Under the pricing grid, the applicable margins for the revolver range from 0.0% to 1.00% for base rate loans and from 1.50% to 2.50% for LIBOR loans. The undrawn portion of the revolver is subject to an unused line fee calculated at an annual rate that ranges from 0.25% to 0.375%.

Item 7.01.	Regulation FD Disclosure.

Caraustar issued a press release, dated July 25, 2008, announcing the Transaction. The contents of this press release are furnished herewith pursuant to this Item 7.01.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1	Press Release

Exhibit 99.2	Consent and Fourth Amendment to Amended and Restated Credit Agreement, dated as of July 15, 2008, by and among the Company and certain subsidiaries identified therein, as borrower, certain subsidiaries of the Company identified as guarantors listed therein, and Bank of America, N.A. as Administrative Agent.

This 8-K contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company’s expectations, anticipations or beliefs about future events, operating results or financial condition, including, among others, statements regarding the expected amount of costs (including the non-cash portion) associated with the closures and the estimated annual pre-tax savings that the company expects from the closures. Statements that are not statements of historical fact, as well as statements including words such as “expect,” “intend,” “will,” “believe,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “would,” “could,” “should,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by such statements. Such risk factors include, among others: fluctuations in raw material prices and energy costs, increases in pension and insurance costs, downturns in industrial production, housing and construction and the consumption of durable and nondurable goods, the degree and nature of competition, the degree of market receptiveness to price increases and energy surcharges, changes in demand for the company’s products, the degree of success achieved by the company’s new product initiatives, uncertainties related to the company’s ability to successfully complete its recently announced strategic transformation plan (including uncertainties regarding the following: customer and vendor responses to the plan; and the cost, availability or feasibility of expansion, technology, investment or acquisition opportunities that the company may desire to pursue), changes in government regulations, the company’s ability to service its substantial indebtedness, and unforeseen difficulties with the consolidation, integration of the company’s accounting and control operations and IT systems. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company’s registration statements and its most recent reports on Form 10-K, 10-Q and 8-K, as amended, filed with or furnished to, the Securities Commission. These documents may be accessed through the web site of the Securities and Exchange Commission (www.sec.gov). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this document by wire or Internet services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2008

CARAUSTAR INDUSTRIES, INC.

By:	/s/ Ronald J. Domanico
Ronald J. Domanico
Senior Vice President and Chief Financial Officer